As filed with the U.S. Securities and Exchange Commission on January 29, 2014 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADMA BIOLOGICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	56-2590442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446-2012
(Address of principal executive offices)	(Zip Code)

Adam S. Grossman, Chief Executive Officer, 465 State Route 17, Ramsey, New Jersey 07446-2012
(Name and address of agent for service)

2007 Employee Stock Option Plan, as amended
(Full title of plan)

(201) 478-5552
(Registrant’s telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	903,224(2)	$8.64	(3)	$7,803,855.30	$1,005.14

(1)           This Registration Statement also includes such additional number of shares of ADMA Biologics, Inc. common stock, par value $0.0001 (“Common Stock”), as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).
(2)           Represents the number of shares of Common Stock issuable upon the exercise of (a) currently outstanding stock options granted pursuant to the 2007 Employee Stock Option Plan, as amended and (b) stock options that are expected to be granted pursuant to the 2007 Employee Stock Option Plan, as amended.
(3)            Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h), based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system of the OTCQB on January 28, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8, this information required by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

ADMA Biologics, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the following documents:

(a)
The Company's prospectus dated October 16, 2013, filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933 and which contains the Company's audited financial statements for the fiscal year ended 2012;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referenced in Item 3(a) above, including the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, filed with the Commission on May 14, 2013, June 30, 2013, filed with the Commission on August 12, 2013, and September 30, 2013 filed with the Commission on November 12, 2013; and the Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2013, January 29, 2013, March 21, 2013, July 16, 2013, August 26, 2013, October 22, 2013, November 20, 2013, and December 19, 2013; and

(c)
The description of the Company’s Common Stock contained in R&R Acquisition VI, Inc.’s registration statement on Form 10-SB (File No. 000-52120) filed on July 10, 2006 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents to the extent that such documents are considered filed with the Commission.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Company's certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (“DGCL”) (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL.  No amendment to or repeal of the relevant article of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Our certificate of incorporation and bylaws furthermore state that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Company the power to indemnify.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Company.  The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Delaware law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on January 29, 2014.

ADMA BIOLOGICS, INC.

By:	/s/ Adam S. Grossman
Adam S. Grossman
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Adam S. Grossman and Brian Lenz, and each of them , the true and lawful attorneys-in-fact and agents with full power of substitution, of each of him or her to execute in the name, place and stead of each of him and her (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and he or she hereby ratifies and confirms his or her signature as it may be signed by his or her said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the date indicated.

/s/ Adam S. Grossman	January 29, 2014
Adam S. Grossman President and Chief Executive Officer (Principal Executive Officer)	Date

/s/ Brian Lenz	January 29, 2014
Brian Lenz Chief Financial Officer (Principal Financial and Accounting Officer)	Date

/s/ Steven A. Elms	January 29, 2014
Steven A. Elms Chairman of the Board of Directors	Date

/s/ Dr. Jerrold B. Grossman	January 29, 2014
Dr. Jerrold B. Grossman Vice Chairman of the Board of Directors	Date

/s/ Bryant E. Fong	January 29, 2014
Bryant E. Fong Director	Date

/s/ Dov A. Goldstein, M.D.	January 29, 2014
Dov A. Goldstein, M.D. Director	Date

/s/ Lawrence P. Guiheen	January 29, 2014
Lawrence P. Guiheen Director	Date

/s/ Eric I. Richman	January 29, 2014
Eric I. Richman Director	Date

EXHIBIT INDEX

Exhibit No.	Description
3.1(1)	Certificate of Incorporation of R&R Acquisition VI, Inc. as amended
3.2(2)	Certificate of Amendment, dated August 20, 2013
3.3(3)	Bylaws of R&R Acquisition VI, Inc.
4.1(4)	Specimen Common Stock Certificate
5.1*	Opinion of Dentons US LLP
10.1(5)	2007 Employee Stock Option Plan, as amended
23.1*	Consent of Dentons US LLP (included in Exhibit 5.1)
23.2*	Consent of CohnReznick LLP
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

_______________

*	Filed herewith.

(1)	Incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the Commission on February 13, 2012.
(2)	Incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2013.
(3)	Incorporated herein by reference from Exhibit 3.2 to R&R Acquisition VI, Inc.’s registration statement on Form 10-SB filed with the Commission on July 10, 2006.
(4)	Incorporated herein by reference from the Company’s Current Report on Form 8-K/A filed with the Commission on March 29, 2012.
(5)	Incorporated herein by reference from Exhibit A to the Information Statement on Schedule 14C filed with the Commission on October 29, 2012.